EXHIBIT 99.2
FIRSTMERIT CORPORATION
Corporate Governance Guidelines
I.   Introduction
     The Board of Directors of FirstMerit Corporation (the “Company”), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.
II.   Board Composition
     Size of Board:
     The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully. The number of directors is fixed from time to time by the shareholders and is currently fixed at fifteen.
     The Board should have a significant majority of outside directors. A limit on the number of inside directors has not been established so as to provide the Board flexibility in responding to changing circumstances, such as future acquisitions or management succession planning. It is the expectation of the Board that the number of inside directors will be strictly limited.
     Membership Criteria
     The composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion, with a reputation for integrity.
     Independence Requirement
     A majority of the Board shall consist of directors whom the Board has determined have no relationship that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who are otherwise “independent” under the rules of the The NASDAQ Stock Market LLC (“NASDAQ”).
     A director of the Company will not fail to be deemed “independent” solely as a result of credit relationships between the Company and its subsidiaries, and a company with which the director is affiliated by reason of being an executive officer or a significant shareholder thereof, provided that such relationships are in the ordinary course of business of the Company and are on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with nonaffiliated persons; and the Company has followed credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions by the Company with other nonaffiliated persons and do not involve more than the normal risk of repayment or present other unfavorable features. The Corporate Governance and Nominating Committee must review any credit relationship of a director or his or her related interests that becomes “subject to adverse classification” in order to determine whether such classification affects the director’s independence.
III.   Selection of Chairman of the Board and Chief Executive Officer
     The Board may select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.
IV.   Selection of Directors
     Nominations
     The Company’s Corporate Governance and Nominating Committee is responsible for recommending for the Board’s selection a slate of director nominees for election to the Company’s Board of Directors and for filling vacancies occurring between annual meetings of shareholders.
     Criteria
     The Corporate Governance and Nominating Committee shall determine nominees for the position of director based on whether they satisfy the requirements of the NASDAQ and based on the following criteria:
•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics.

     Invitation
     The invitation to join the Board should be extended by the Board itself via the Chief Executive Officer of the Company and the chairperson of the Corporate Governance and Nominating Committee.
     Orientation and Continuing Education
     Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its strategic and operating plans, its risk profile, corporate governance, and meetings with senior management. Periodically, management will provide additional educational sessions for directors on matters relevant to the Company, its strategic and operating plans, its risk profile and corporate governance.
     Majority Vote Policy
     The Board recognizes that, under Ohio law, director nominees who receive the greatest number of shareholder votes are automatically elected to the board of directors, regardless of whether the votes in favor of such nominee constitute a majority. Nonetheless, it is the policy of the Board that, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) should promptly tender his or her resignation to the Chairman of the Board. The Board will consider the resignation offer and whether to accept it or reject it. In considering whether to accept or reject the tendered resignation, the Board will consider all information and factors it deems relevant, including, without limitation, the reasons (if any) given by shareholders as to why they withheld their votes, the qualifications and performance of the tendering director(s) and his or her contributions to the Board and the Company. The Board will act on any tendered resignation within 90 days following certification of the shareholder vote. Following the Board’s determination, the Company will promptly disclose the Board’s decision whether to accept or reject the director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release and in a Form 8-K. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Board consideration or action regarding whether to accept the resignation offer. If a majority of the Board members received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will consider the resignation offers and whether to accept or reject them. A summary of this policy will be included in each proxy statement by the Company relating to an election of directors.
V.   Election Term
     The Board does not believe it should establish term limits. As an alternative to term limits, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

VI.   Retirement of Directors
     A director who is age 72 or older at the time of the election shall not stand for re-election; provided, however, that the Corporate Governance and Nominating Committee has the authority to recommend to the Board that a director age 72 or older may stand for re-election. Any employee director should resign from the Board upon resignation, removal or retirement as an employee of the Company or upon a change in present job responsibility.
     In the event that the employment status of any director changes from the status held when the director became a member of the Board, the Board, through the Corporate Governance and Nominating Committee, shall review the continued appropriateness of that director’s Board membership.
VII.   Board Meetings
     The Board currently plans at least eight meetings each year, with further meetings to occur at the discretion of the Board.
     The Chairman and the lead director will establish the agenda for each Board meeting. Management will seek to provide to all directors an agenda and appropriate material in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plan and annual operating plan each year.
     Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the directors to make an informed judgment.
VIII.   Executive Sessions
     To ensure free and open discussion and communication among the independent directors of the Board, the independent directors will meet in executive sessions with no other directors present at least twice per year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board. The independent directors shall designate a lead director who will preside at the executive sessions.
IX.   The Committees of the Board
     The Company shall have at least the committees required or encouraged by the rules of the NASDAQ. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Company is named the Corporate Governance and Nominating Committee.
     All directors, whether members of a committee or not, are invited to make suggestions to a committee chairperson for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee will determine which members of management will attend committee meetings and when to conduct executive sessions without management. Each committee chairperson will give a report of his or her committee’s activities at the Board meeting next following the date of a committee meeting.
     Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least three directors, none of whom is an officer or employee of the Company or a subsidiary, who do not have relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the NASDAQ. The required qualifications for the members of each committee shall be set out in the respective committees’ charters. A director may serve on more than one committee for which he or she qualifies. The Board will determine membership on each committee. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.
     The Board may, from time to time, establish or maintain additional committees as necessary or appropriate. Currently, the Board maintains three committees in addition to the committees discussed above. These are the Credit Committee, Executive Committee and the Risk Management Committee.
X.   Management Succession
     At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the Chief Executive Officer.
XI.   Executive Compensation
     Evaluating and Approving Salary for the Chief Executive Officer
     The Board, acting through the Compensation Committee, evaluates the performance of the Chief Executive Officer and the Company against the Company’s goals and objectives and recommends to the Board for determination the compensation of the Chief Executive Officer.
     Evaluating and Approving the Compensation of Management
     The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.
     The Compensation Committee periodically retains compensation consultants or other experts to assist the Committee in the performance of these responsibilities.

XII.   Board Compensation
     The Compensation Committee should conduct a review annually of the components and amount of Board compensation in relation to other similarly situated companies. The Compensation Committee will make recommendations to the Board as to the form and amount of director compensation for the Board’s final approval. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.
XIII.   Expectations of Directors
     The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with all applicable laws. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.
     1.  Commitment and Attendance
     All directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone to mitigate conflicts.
     All directors are expected to make every effort to attend meetings of the shareholders of the Company.
     2.  Participation in Meetings
     Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.
     3.  Loyalty and Ethics
     In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.
     The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s counsel in the event of any issues.

     4.  Other Directorships
     The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors should advise the chairperson of the Corporate Governance and Nominating Committee and the Chief Executive Officer before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units. There should be an opportunity for the Board, through the Corporate Governance and Nominating Committee, to review the director’s availability to fulfill his or her responsibilities as a director, including committee assignments, if he or she serves on more than three other public company boards.
     5.  Contact with Management
     All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings and in other formal or informal settings.
     Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.
     6.  Contact with Other Constituencies
     It is important that the Company speaks to the employees and outside constituencies with a single voice, and that management serves as the primary spokesperson.
     All written communications addressed to an individual director at the address of the Company or one of the offices of a subsidiary of the Company, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of the Company or one of the offices of a subsidiary of the Company will be presented to the full Board of Directors at a meeting of the Board of Directors.
     7.  Confidentiality
     The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.
     8.  Share Ownership
     The Board has adopted stock ownership guidelines for directors. The guidelines state that within five years of being elected, each director should own Company common stock having a market value equal to at least five times the director’s base retainer.

XIV.   Evaluating Board Performance
     The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
     Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.
XV.   Reliance on Management and Outside Advice
     In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board and each of its committees shall have the authority to retain and approve the fees and retention terms of its outside advisors. The directors shall also be entitled to have the Company provide reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Articles, Code of Regulations and any indemnification agreements, and to exculpation as provided by state law and the Company’s Articles.
XVI.   Policy Regarding Shareholder Rights Plans
     The Board of Directors will adopt a shareholder rights plan only if either:
•	The Company’s shareholders have approved the adoption of the shareholder rights plan in advance; or

•	At least a majority of the independent directors of the Board, in the exercise of their fiduciary responsibilities, determines that it is in the best interests of the shareholders under the circumstances to adopt a shareholder rights plan without the delay that would result from seeking advance shareholder approval; provided that, if such a plan has a stated term longer than 12 months, the Board will put the plan to a shareholder ratification vote within 12 months after it is adopted or the plan will expire automatically one year after it is adopted. If the plan is put to a shareholder vote by the Board and is not approved by a majority of the votes cast on the matter, the plan will terminate immediately after the vote has been certified by the inspector of elections.
A copy of these Guidelines is posted on the Company’s website. Go to www.firstmerit.com and click on Investor Relations.